                                                                    EXHIBIT 99.1

FOR FURTHER INFORMATION CONTACT:

Marcus Faust
Executive V.P. and Chief Financial Officer
216-206-1217
mfaust@metrobat.com

METROPOLITAN FINANCIAL CORP. ANNOUNCES FOURTH QUARTER AND YEAR END RESULTS OF OPERATIONS

- NET INCOME FOR THE FOURTH QUARTER OF $1.9 MILLION, OR $0.11 PER SHARE ON A FULLY DILUTED BASIS, RESULTING FROM INCREASED GAIN ON SALE OF LOANS AND INCREASED NET INTEREST INCOME

- NET LOSS FOR THE YEAR AS A RESULT OF FIXED ASSET WRITE-DOWNS AND INCREASED AMORTIZATION AND IMPAIRMENT OF MORTGAGE SERVICING RIGHTS DUE TO CONTINUED DECLINES IN LONG-TERM INTEREST RATES

-     CORE DEPOSITS CONTINUE TO RISE, HAVING INCREASED 8.0% YEAR OVER YEAR

- COMPANY IS IN COMPLIANCE WITH ALL REQUIREMENTS OF THE SUPERVISORY AGREEMENTS AND THE SUPERVISORY DIRECTIVE

Highland Hills, OH - January 23, 2003 - Metropolitan Financial Corp. (Nasdaq:
METF), parent company (the "Company") of Metropolitan Bank and Trust Company (the "Bank"), today announced results of operations for the quarter and year ended December 31, 2002. The Company had net income in the fourth quarter of $1.9 million, or $0.12 per basic share and $0.11 per fully diluted share, compared with a net loss of $1.6 million, or $0.20 per share, for the fourth quarter of 2001.

For the year, the Company reported a net loss of $13.4 million, or $0.94 per share, compared to a net loss of $3.6 million, or $0.44 per share, for the year ended December 31, 2001.

2002 Results of Operations

The net income for the fourth quarter was significantly impacted by positive gains on the sale of the Company's loans and securities in the normal course of business. The gain was $4.6 million for the quarter and $12.0 million for the year. Additionally, the Company significantly improved its net interest income in the fourth quarter of 2002.

The Company said that the primary factor negatively impacting 2002 performance was the increased amortization and impairment of mortgage loan servicing rights as a result of the decline in long-term interest rates. Additionally, the Company wrote down certain fixed assets during the year, which also substantially contributed to the results in 2002.

While net interest income after provision for loan losses for the year ended December 31, 2002 stayed relatively flat over the prior year, net interest income after provision for loan losses increased 45.1% for the fourth quarter over the fourth quarter of 2001. The interest rate spread was 2.24%, an increase of 53 basis points above the 1.71% interest rate spread for the year earlier quarter, even though average earning assets declined 6.3% from the fourth quarter of last year.

Noninterest income for the year ended December 31, 2002, was $9.5 million, a decline of 30.6% from the year ended December 31, 2001. Much of the decline can be attributed to the continued effect of increased amortization and impairment of mortgage loan servicing rights in a declining interest rate environment. This increased the loss from mortgage loan servicing from $4.0 million for the year ended December 31, 2001 to $13.6 million for the year ended December 31, 2002. Excluding this increase in loan servicing losses, noninterest income increased to $19.2 million for the year ended December 31, 2002. Noninterest income for the fourth quarter of 2002 was $5.7 million, an increase of 137.8% from the fourth quarter of 2001. The increase is primarily attributable to an increase of $2.2 million in gains from the sale of loans and securities in the fourth quarter of 2002.

Noninterest expense for the year increased by 22.1% from 2001. A significant portion of this increase can be attributed to $9.6 million in fixed asset write-downs, all of which were taken in the second and third quarter of 2002. Excluding these write-downs, noninterest expense only increased by 1.3%. For the fourth quarter of 2002, noninterest expense increased 1.4% compared to the prior year quarter.

As evidence of the Company's decreasing reliance on higher cost funds, the Company's core deposits at December 31, 2002 increased 8.0% from December 31, 2001. Core deposits now make up 37.3% of total deposits compared to 31.7% at December 31, 2001.

The Company has made progress during the quarter to address asset quality issues. The allowance for loan losses was $17.1 million, or 1.59% of total loans at December 31, 2002, compared with 1.49% of total loans at December 31, 2001. The Company's nonperforming loans as a percentage of total loans has decreased from 2.68% at December 31, 2001 to 2.52% at December 31, 2002. As of December 31, 2002, non-performing assets totaled $31.0 million, compared with $33.5 million at December 31, 2001.

President and CEO Kenneth T. Koehler remarked, "As our fourth quarter results show, we saw significant improvement as indicated by an increase in net interest income after provision and noninterest income of 45.1% and 137.8%, respectively, over the fourth quarter of 2001, while our noninterest expense increased by only 1.4%. While the results of the fourth quarter were positive, a declining interest rate environment and its impact on our loan servicing business along with the fixed asset write-down have resulted in a loss for the year."

"Additionally, the merger with Sky Financial will enable us to offer a wider range of products to our customers and continue to provide them with the great customer service to which they have become accustomed."

During the quarter, the Company announced that it signed a merger agreement with Sky Financial Group, Inc (Nasdaq: SKYF). The merger is scheduled to be consummated during the second quarter of 2003 pending all required regulatory and shareholder approvals.

Mr. Koehler added that, despite the losses incurred this year, the Bank continues to meet the "well-capitalized" level in relation to all regulatory capital requirements. At December 31, 2002, total risk-based capital was 10.80%, compared with 9.27% at December 31, 2001.

Status of Compliance with Supervisory Directive

The Company also announced today that as of December 31, 2002, it is in compliance with the supervisory agreements issued in July 2001 and the supervisory directive from the OTS dated July 8, 2002. The Company has sold the $3.3 million of artwork that it was required to sell by December 31, 2002 as part of the directive. The OTS has granted an extension to the Company until June 30, 2003 regarding the required disposal of the fixed assets.

About the Company

Metropolitan Financial Corp. is a Unitary Thrift Holding Company headquartered in Highland Hills, Ohio. Metropolitan Bank and Trust Company operates 24 full-service retail sales offices in the Cleveland metropolitan area of northeastern Ohio and maintains six loan production offices throughout Ohio and western Pennsylvania. To find out more about our products and services, please visit our website at www.metrobat.com.

Forward-Looking Statement and Associated Risk Factors

This release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Forward-looking statements can be identified by the fact that they do not relate to historical or current facts. They often include the words "believe," "expect," "anticipate," "likely," "intend," "plan," "estimate," or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could," or "may." Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors, including: changes in interest rates; continued weakening in the economy and other factors that would materially impact credit quality trends, real estate lending and the ability of Metropolitan Bank & Trust Company to generate loans; business and other factors affecting the economic outlook of individual borrowers of Metropolitan Bank & Trust and their ability to repay loans as agreed; the ability of Metropolitan Financial Corp. and Metropolitan Bank & Trust Company to timely meet their obligations under their respective supervisory agreements and the July 8, 2002, Supervisory Directive; the status of relevant markets in which Metropolitan Financial Corp. and Metropolitan Bank and Trust Company may sell various assets; an increase in the dollar amount of non-performing loans held by Metropolitan Bank and Trust Company; increased competition which raises rates paid on demand and time deposits offered by Metropolitan Bank and Trust Company; adverse developments in material collection and other lawsuits involving Metropolitan Bank and Trust Company; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; changes in law imposing new legal obligations or restrictions; the ability of Metropolitan Bank and Trust Company to continue to use the Federal Home Loan Bank as a source of liquidity; and changes in accounting, tax or regulatory practices or requirements.

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                 CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                             (Dollars in thousands)

                                                    DECEMBER 31,    DECEMBER 31,
                                                       2002             2001
                                                    -----------     -----------
ASSETS                                              (Unaudited)
Cash and due from banks                             $    30,469     $    46,699
Interest-bearing deposits in other banks                  4,323             577
Securities available for sale                           113,246          94,354
Securities held to maturity                                 165          14,829
Mortgage-backed securities available for sale           152,983         167,313
Loans held for sale                                      48,136         169,320
Loans receivable, net                                 1,008,916         974,452
Federal Home Loan Bank stock                             13,823          16,889
Premises and equipment, net                              22,493          62,831
Premises and equipment held for sale                     34,534           8,669
Loan servicing rights, net                               13,104          22,951
Accrued income, prepaid expenses and other assets        28,801          24,233
Real estate owned, net                                    3,876           2,791
Goodwill and other intangible assets                      2,630           2,512
                                                    -----------     -----------
     Total assets                                   $ 1,477,499     $ 1,608,420
                                                    ===========     ===========
LIABILITIES
Noninterest-bearing deposits                        $   152,997     $   146,055
Interest-bearing deposits                               897,226         996,339
                                                    -----------     -----------
     Total deposits                                   1,050,223       1,142,394
Borrowings                                              291,287         340,897
Other liabilities                                        37,038          35,862
Guaranteed preferred beneficial interests in the
   Company's junior subordinated debentures              43,750          43,750
                                                    -----------     -----------
     Total liabilities                                1,422,298       1,562,903
SHAREHOLDERS' EQUITY
Preferred stock, 10,000,000 shares authorized,
   none issued                                               --              --
Common stock, no par value, 30,000,000 shares
   authorized, 16,151,450 and 8,128,663 shares
   issued and outstanding, respectively                      --              --
Additional paid-in capital                               44,561          20,978
Retained earnings                                        12,710          26,100
Accumulated other comprehensive loss                     (2,070)         (1,561)
                                                    -----------     -----------
  Total shareholders' equity                             55,201          45,517
                                                    -----------     -----------
     Total liabilities and shareholders' equity     $ 1,477,499     $ 1,608,420
                                                    ===========     ===========

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATION
                             (Dollars in thousands)


                                                                      YEARS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                      2002               2001
                                                                  ------------       ------------
INTEREST INCOME                                                   (Unaudited)
  Interest and fees on loans                                      $     77,779       $     97,518
  Interest on mortgage-backed securities                                 9,348             12,422
  Interest and dividends on other investments                            5,061              4,901
                                                                  ------------       ------------


    Total interest income                                               92,188            114,841
INTEREST EXPENSE

  Interest on deposits                                                  36,001             54,545
  Interest on borrowings                                                20,080             23,424
  Interest on junior subordinated debentures                             3,980              3,993
                                                                  ------------       ------------


    Total interest expense                                              60,061             81,962

NET INTEREST INCOME                                                     32,127             32,879
Provision for loan losses                                                5,720              6,505
                                                                  ------------       ------------
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES                     26,407             26,374


NONINTEREST INCOME

  Net gain on sale of loans                                              8,031              7,224
  Loan servicing loss, net                                             (13,640)            (3,986)
  Service charges on deposit accounts                                    3,181              1,638
  Net gain on sale of securities                                         3,950              2,343
  Other operating income                                                 8,023              6,543
                                                                  ------------       ------------
    Total noninterest income                                             9,545             13,762
NONINTEREST EXPENSE

  Salaries and related personnel costs                                  22,591             23,719
  Occupancy and equipment expense                                        6,026              6,405
  Federal deposit insurance premiums                                       913              1,384
  Data processing expense                                                1,912              1,783
  Marketing expense                                                        747                924
  State franchise taxes                                                    165                 84
  Amortization of intangibles                                               10                256
  Loss on impairment of premises and equipment held for sale             9,603                 --

  Other operating expenses                                              14,365             11,587
                                                                  ------------       ------------
    Total noninterest expense                                           56,332             46,142

INCOME (LOSS) BEFORE INCOME TAXES                                      (20,380)            (6,006)
Provision (benefit) for income taxes                                    (6,990)            (2,438)
                                                                  ------------       ------------
NET INCOME (LOSS)                                                 $    (13,390)      $     (3,568)
                                                                  ============       ============

Basic and diluted earnings (loss) per share                       ($      0.94)      ($      0.44)

Weighted average shares outstanding for basic
  earnings per share                                                14,279,441          8,114,206
Effect of dilutive options                                                  --                 --
                                                                  ------------       ------------
Weighted average shares outstanding for diluted
  earnings per share                                                14,279,441          8,114,206
                                                                  ============       ============

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATION
                             (Dollars in thousands)

                                                                  THREE MONTHS ENDED DECEMBER 31,
                                                                  -------------------------------
                                                                      2002               2001
                                                                  ------------       ------------
INTEREST INCOME                                                    (Unaudited)        (Unaudited)
  Interest and fees on loans                                      $     19,359       $     21,574
  Interest on mortgage-backed securities                                 1,922              2,452
  Interest and dividends on other investments                              898                961
                                                                  ------------       ------------


    Total interest income                                               22,179             24,987
INTEREST EXPENSE

  Interest on deposits                                                   7,864             11,358
  Interest on borrowings                                                 4,656              5,417
  Interest on junior subordinated debentures                               870                998
                                                                  ------------       ------------


    Total interest expense                                              13,390             17,773

NET INTEREST INCOME                                                      8,789              7,214
Provision for loan losses                                                   --              1,155
                                                                  ------------       ------------
NET INTEREST INCOME AFTER PROVISION FOR                                  8,789              6,059
LOAN LOSSES

NONINTEREST INCOME

  Net gain on sale of loans                                              3,214              1,682
  Loan servicing loss, net                                              (2,302)            (2,520)
  Service charges on deposit accounts                                      913                246
  Net gain on sale of securities                                         1,397                714
  Other operating income                                                 2,477              2,275
                                                                  ------------       ------------
    Total noninterest income                                             5,699              2,397
NONINTEREST EXPENSE

  Salaries and related personnel costs                                   5,640              5,691
  Occupancy and equipment expense                                        1,353              1,734
  Federal deposit insurance premiums                                       124                354
  Data processing expense                                                  532                399
  Marketing expense                                                         65                128
  State franchise taxes                                                     60               (404)
  Amortization of intangibles                                                1                 62
  Loss on impairment of premises and equipment held for sale                --                 --

  Other operating expenses                                               3,699              3,349
                                                                  ------------       ------------
    Total noninterest expense                                           11,474             11,313

INCOME (LOSS) BEFORE INCOME TAXES                                        3,014             (2,857)
Provision (benefit) for income taxes                                     1,155             (1,252)
                                                                  ------------       ------------
NET INCOME (LOSS)                                                 $      1,859       $     (1,605)
                                                                  ============       ============

Basic earnings (loss) per share                                   $       0.12       ($      0.20)
Diluted earnings (loss) per share                                 $       0.11       ($      0.20)

Weighted average shares outstanding for basic
  earnings per share                                                16,150,985          8,125,506
Effect of dilutive options                                              87,517                 --
                                                                  ------------       ------------
Weighted average shares outstanding for diluted
  earnings per share                                                16,238,502          8,125,506
                                                                  ============       ============

                  METROPOLITAN FINANCIAL CORP. AND SUBSIDIARIES
                              KEY FINANCIAL RATIOS
                  (Dollars in thousands, except per share data)


                                             THREE MONTHS ENDED DECEMBER 31,      YEAR ENDED DECEMBER 31,
                                             --------------------------------   ---------------------------
                                                 2002                2001          2002            2001
                                             -----------          -----------   ----------      -----------
PER SHARE DATA:                              (Unaudited)          (Unaudited)   (Unaudited)
    Basic net income                         $      0.12          $    (0.20)   $    (0.94)     $    (0.44)
    Diluted net income                              0.11               (0.20)   $    (0.94)     $    (0.44)
    Book value                                      3.42                5.60          3.42            5.60
    Tangible book value                             3.25                5.29          3.25            5.29
    Weighted average shares outstanding       16,150,985           8,125,506     14,279,441      8,114,206
    End of period shares outstanding          16,151,450           8,128,663     16,151,450      8,128,663


PERFORMANCE RATIOS:

    Return on average assets                        0.50%              (0.44)%       (0.88)%         (0.24)%
    Return on average equity                       13.50              (15.14)       (23.97)          (8.40)
    Interest rate spread                            2.24                1.71          2.01            1.93
    Net interest margin                             2.55                1.96          2.31            2.19
    Average interest-earning assets to
     average interest-bearing liabilities         109.38              106.29        107.76          104.37
    Noninterest expense to average assets           3.07                2.90          3.70            2.82
    Efficiency ratio                               79.19              126.46        135.16          103.59


                                                      DECEMBER 31,  DECEMBER 31,
                                                      ------------  ------------
                                                          2002         2001
ASSET QUALITY RATIOS:                                 (Unaudited)
    Nonperforming loans to total loans (1)                2.52%        2.68%
    Nonperforming assets to total assets (1)              2.10         2.09
    Allowance for losses on loans to total loans (1)      1.59         1.49
    Allowance for losses on loans to total
     nonperforming loans (1)                             63.13        56.21
    Net chargeoffs to average loans                       0.54         0.26

CAPITAL RATIOS:

    Shareholders' equity to total assets                  3.74%        2.83%
    Tier 1 capital to total assets (2)                    7.50         6.45
    Tier 1 capital to risk-weighted assets (2)            9.82         8.39

(1) At period end

(2) For Bank only